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                                                                     EXHIBIT 2.2


                              AMENDMENT AGREEMENT

     AGREEMENT made as of this 25th day of June, 1999 between The Recovery Network, Inc. ("RNET") and Guarantee & Finance Corp. ("Guarantee").

     WHEREAS, RNET and Guarantee had entered into a Subscription Agreement and a Funds Escrow Agreement dated as of June 10, 1999 relating to the sale by RNET and purchase by Guarantee of RNET's $.01 par value common stock; and

     WHEREAS, RNET and Guarantee are desirous of extending the time for each party to comply with their respective obligations under the Subscription Agreement and Funds Escrow Agreement.

     It is therefore agreed:

     1. Section 13(g) of the Subscription Agreement is deleted and replaced with the following:

               "(g) Automatic Termination. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the thirtieth (30th) business day following the date this Agreement is accepted by the Subscriber."

     2. Section 3.1(b) of the Funds Escrow Agreement is deleted and replaced with the following:

               "(b) In the event the Escrow Agent does not receive Company Documents and the corresponding Subscriber Documents prior to July 15, 1999, then the Escrow Agent will return the Company Documents to the Company, and return the Subscriber Documents to the Subscribers."

     3. The Closing Date is deemed to have occurred on June 10, 1999. The Escrow Agent is instructed to carry out the Company's instructions to the Escrow Agent set forth in a letter dated June 10, 1999.

                                        THE RECOVERY NETWORK, INC.

                                        By: /s/ [Signature Illegible]
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                                        GUARANTEE & FINANCE, CORP.

                                        By:
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